The Bank of New York
101 Barclay Street, 22nd Floor
New York, NY 10286

September 14, 2007

Securities & Exchange Commission
450 Fifth Street, NW
Washington, DC 20549
Attn.: Document Control


RE: American Depositary Shares evidenced by the American Depositary Receipts of Converium
Holding AG Rule 424(b)(3)
File No.  333-14108

Ladies and Gentlemen:

Pursuant to Rule 424(b)(3) under the Securities
Act of 1933, as amended, on behalf of The Bank of New York, as Depositary for securities against which American Depositary Receipts
(ADRs) are to be issued, we attach a copy of the new prospectus (Prospectus) reflecting the name change to SCOR Holding (Switzerland) Ltd.
from Converium Holding AG.

As required by Rule 424(e), the upper right hand corner of the Prospectus cover page has a reference to Rule 424(b)(3) and to the file number of the registration statement to which the Prospectus relates.

Pursuant to Section III B of the General
Instructions to the Form F-6 Registration
Statement, the Prospectus consists of the ADR certificate for SCOR Holding (Switzerland) Ltd..
The Prospectus has been revised to reflect the new name, and has been overstamped with:

Effective September 17, 2007, the name
has changed to SCOR Holding
(Switzerland) Ltd.
Please contact me with any questions or
comments at (212) 815 4244.

Sincerely,


Sandra W. Friedrich
Assistant Vice President
212-815-4244
sfriedrich@bankofny.com
675934-1